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                                                                  EXHIBIT 10(ff)


                             CHECKFREE CORPORATION

                          INCENTIVE COMPENSATION PLAN

                             ESTABLISHMENT OF PLAN

         1.1 Plan Adoption. CheckFree Corporation, a Delaware Corporation ("Corporation"), hereby adopts the CheckFree Incentive Compensation Plan ("Plan"), subject to the approval of the Corporation's stockholders. The Plan shall become effective upon the approval of the stockholders of the Corporation (the "Effective Date") and shall remain in effect for a period of 10 years from such approval, subject to the right of the Board of Directors to amend or terminate the Plan.

         1.2 Purpose. The purpose of the Plan is to optimize the growth and profitability of the Corporation by providing to key executive officers incentives that encourage, recognize, and reward exceptional levels of corporate, business unit, or individual performance. The Plan's intent is to use award dollars as a clear communication vehicle linking the interests of eligible key executive officers with the interests of the Corporation by establishing a direct link between performance and incentive payments.

                                  DEFINITIONS

         The following terms used in the Plan shall have the meanings set forth below.

         2.1 "Associate" means any full-time, active employee of the Corporation.

         2.2 "Award" means, individually or collectively, a grant under this Plan of an opportunity to earn a cash bonus payment upon the terms and conditions set forth in the action of the Committee granting the Award.

         2.3 "Change in Control" of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                            (a) Any Person (other than a Person in control of
the Corporation as of the Effective Date of the Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of voting securities of the Corporation) becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing a majority of the combined voting power of the Corporation's then outstanding securities; or



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                             (b)  The stockholders of the Corporation approve:
(i) a plan of complete liquidation of the Corporation; or (ii) an agreement for the sale or disposition of all or substantially all the Corporation's assets; or (iii) a merger, consolidation, or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                  However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has been identified as a potential equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors).

                  For purposes of this definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and used in
Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof, and "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.5 "Committee" has the meaning set forth in Section 3.1 herein.

         2.6 "Corporation" means CheckFree Corporation, a Delaware corporation, together with any parent, subsidiary or successor thereto.

         2.7 "Covered Employee" means a Participant who, as of the date of an Award is earned or paid, as applicable, is one of the group of "covered employees," as defined in the regulations under Code Section 162(m), or any successor statute.

         2.8 "Director" means any individual who is a member of the Board of Directors of the Corporation.

         2.9 "Disability" means any injury of the body or any disorder of the body or mind which renders the Participant unable to perform the material and substantial duties of his regular employment by the Corporation at the time of his termination of employment with the Corporation. The Corporation's determination that a termination of employment was not due to Disability may


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be disputed by a Participant for purposes of determining any Award payable under Section 5.4 of this Plan upon written notice to the Corporation's Chief Financial Officer within 30 days after the Participant's termination of employment. If so disputed, the Corporation will promptly select a physician, the Participant will promptly select a physician, and the physicians so selected will select a third physician ("Independent Physician") who will make a binding determination of Disability. The Participant will make himself available for and submit to examinations by such physicians as may be directed by the Corporation. Failure of the Participant to submit to any examination or failure of the Independent Physician to render his determination within 90 days of the date of the notice that the Participant disputed the Corporation's determination shall constitute acceptance of the Corporation's determination as to Disability.

         2.10 "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

         2.11 "Officer" means any Associate elected as an officer of the Corporation by the Board of Directors.

         2.12 "Participant" means any Associate who has outstanding an Award granted under the Plan.

         2.13 "Performance-based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

         2.14 "Parent" means any corporation, partnership, joint venture or other entity which has a majority voting interest in the Corporation.

         2.15 "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Corporation has a majority voting interest.

                                 ADMINISTRATION

         3.1 The Committee. The Plan will be administered by the Stock Option and Compensation Committee ("Committee") of the Board of Directors of the Corporation composed of two or more "outside directors" within the meaning of Code Section 162(m).

         3.2 Authority. The Committee shall have the full power to select Officers who shall participate in the Plan; determine the size, terms and conditions of Awards in a manner consistent with the Plan; interpret and construe the Plan; and adopt such rules, regulations, and procedures for the administration of the Plan as the Committee deems necessary or advisable.

         3.3 Decisions Binding. The Committee's interpretations of the Plan, and all decisions and determinations made by the Committee, shall be conclusive and binding on all parties, including


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the Corporation and any Participant or other person claiming a right to payment with respect to an Award under the Plan.

                                  ELIGIBILITY

         4.1 Officers; Covered Officers. All persons deemed by the Committee to be key executive Officers are eligible to be granted Awards under the Plan. Not later than 90 days after the beginning of each fiscal year of the Corporation, the Committee will identify those Officers, referred to herein as "Covered Officers," whose compensation for that year is anticipated to be affected by the Code Section 162(m) limitation on the deductibility of compensation and assign each such Covered Officer to a separate Participant group for the purposes of defining their Awards under the Plan.

         4.2 Partial Year Participation. Persons who become key executive Officers of the Corporation after the date of the Committee's initial grant of Awards but prior to the end of the fiscal year, whether due to promotion, transfer or initial commencement of employment with the Corporation, may be granted Awards by the Committee on a partial year basis. In each such case, the Committee shall specify the terms and conditions of such Award, including any pro rata allocations of the performance measures to such partial year Participants.

                                     AWARDS

         5.1 Performance Measures. For each fiscal year, the Committee shall first establish written annual performance goals based on any one or more of the following objective performance measures: revenues, market share, income or loss from operations, income or loss before taxes, income or loss before extraordinary items, income or loss before taxes and extraordinary items, net income or loss, net income or loss per common share, cash flow, price of the Corporation's common stock, shareholder return, return on equity, return on investment, return on capital, economic profit, or economic value added. Subject to the terms of the Plan, each of the performance goals may be defined by the Committee on a corporate, affiliate, business unit or individual basis, and may include or exclude specified extraordinary or non-recurring items and may be measured before or after applicable taxes. Each performance goal shall have a minimum performance standard below which no payments will be made. The performance goals may be based on an analysis of historical performance and growth expectations, financial results of other comparable businesses, and progress towards achieving the Corporation's long-range strategic plan for the business. The performance goals and determination of results shall be based entirely on objective measures for all Covered Officers.

         5.2 Grant of Performance Awards. Performance goals based on the preestablished performance measures and the potential Awards that will be payable upon attainment of those performance goals, expressed as a percentage of base salary as of July 1 of each fiscal year, will be established in writing by the Committee not later than 90 days after the commencement of the


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fiscal year to which the goals relate. The target incentive compensation percentage for each selected Participant will be based on the level and functional responsibility of his or her position, size of the business for which the Participant is responsible, and competitive practices. Performance goals may differ for Awards granted to any one Participant or to different Participants. The Committee may determine that any Award shall be based on more than one performance measure. The Committee may increase individual awards based upon extraordinary circumstances; provided, however, the Committee may not use any discretion to modify award results for Covered Officers except as permitted under Code Section 162(m).

         5.3 Award Agreements. The Committee may require that any Award be evidenced by a written agreement which may contain such terms and conditions as the Committee may require. In the event of any conflict between such Award agreements and the Plan, however, the terms of the Plan shall control.

         5.4 Payment of Awards. Unless payment is deferred as provided in
Section 5.6, Awards will be payable in cash annually after the date the Corporation's audited financial statements have been certified by the Corporation's auditor for the relevant fiscal year of computation; provided that awards will be paid to Covered Officers only after the Committee has certified in writing in the minutes of a committee meeting or otherwise that the performance goals applicable to Covered Officers have been satisfied. No Award will be paid to any Participant who is not employed by the Corporation on the last day of the fiscal year to which the Award relates; provided, however, the Participant shall be paid in accordance with Sections 6.1 and 6.2 in the event that a Change in Control of the Corporation has occurred during the fiscal year; provided further, in the event of a Participant's death or a termination of a Participant's employment by the Corporation prior to the last day of the fiscal year by reason of Disability, the Participant or his estate shall be paid, at the same time that other Awards are paid, an amount based upon the actual achievement of the relevant performance objectives for that fiscal year, pro rated for the number of days that elapsed within the fiscal year prior to such termination of employment. Awards are subject to income and other payroll tax withholding by the Corporation.

         5.5 Maximum Award. The annual Award payable to any Participant under the Plan will not exceed $2 million.

         5.6 Deferrals. The Committee may permit a Participant to defer such Participant's receipt of payment of an Award that would otherwise be due to the Participant. In any such case, the Committee shall, in its sole discretion, determine the rules and procedures for such deferral.

         5.7 Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-Recurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, acquisitions or dispositions of assets or businesses) affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent


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dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, the Committee may not use any discretion to modify award results for Covered Officers except as permitted under Code Section 162(m).

                               CHANGE IN CONTROL

         6.1 Pro Rata Awards. In the event of a Change in Control of the Corporation, there shall be paid out to Participants an amount based upon an assumed achievement of the relevant performance objectives at the 100% target level for the fiscal year, pro rated for the number of days that elapsed within the fiscal year prior to the Change in Control.

         6.2 Payment. Not later than 30 days following the effective date of the Change in Control, the pro rata payments provided in Section 6.1 hereof shall be paid to all Participants of the Plan who are employed by the Corporation on the day immediately preceding the day when the Change in Control becomes effective, and following such payment, the Corporation or any successor thereto shall have no further obligations under this Plan.

         6.3 Pooling of Interests Accounting. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action reasonably necessary to preserve the use of pooling of interests accounting.

                                 MISCELLANEOUS

         7.1 Guidelines. From time to time the Committee may adopt written guidelines for implementation and administration of the Plan.

         7.2 No Right to Awards. No Officer or other person shall have the right to be selected to receive an Award under the Plan or, if so selected, to be selected to receive a future Award.

         7.3 Non-Funded Plan. The Corporation will not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any award under the Plan, and all Participants shall be general creditors with respect to any Awards payable to them.

         7.4 Non-Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

         7.5 Expenses of Plan. The costs and expenses of administering the Plan will be borne by the Corporation.


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         7.6 Limitation on Rights Conferred. Nothing in the Plan, in any Award,
or in any action taken under the Plan shall confer on any Participant the right to become or continue to be an employee of the Corporation or interfere in any way with the right of the Corporation to terminate such Participant's employment at any time.

         7.7 Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any awards made under the Plan shall be determined in accordance with the laws of the state of Delaware without giving effect to principles of conflicts of laws, and any applicable federal law.

         7.8 Successors. All obligations under the Plan shall be binding upon and inure to the benefit of any successor of the Corporation, whether such successor is the result of a direct or indirect purchase of all or substantially all of the business and assets of the Corporation or a merger, consolidation, or reorganization, or otherwise.

         7.9 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                     EFFECTIVE DATE; AMENDMENT; TERMINATION

         8.1 Effective Date. The Plan will become effective upon approval by a majority of the votes cast by the stockholders of the Corporation, and will relate to performance beginning with the first fiscal year of the Corporation commencing after stockholder approval.

         8.2 Amendment; Termination. The Corporation may at any time terminate or, from time to time, amend the Plan by action of the Board of Directors or by action of the Committee without stockholder approval unless such approval is required to satisfy the applicable provisions of Code Section 162(m) or other relevant laws. The Corporation and the Committee may amend the Plan and take such other action as they may deem necessary or appropriate to comply with Code
Section 162(m) and regulations issued thereunder. No amendment or termination of the Plan shall, without the written consent of the Participant, materially and adversely affect the rights of the Participant under any previously granted and outstanding Award.

         8.3 Code Section 162(m) Compliance. In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award available under the Plan, the Committee may, subject to Section 8.2, make any adjustments it deems appropriate. If the applicable tax or securities laws change to permit the Committee discretion to alter the governing performance goal measures set forth in Section 5.1 without obtaining stockholder approval of such change, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that


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in the event the Board of Directors of the Corporation determines that such compliance is not desired with respect to any Award available for grant under the Plan, then compliance with Code Section 162(m) will not be required.

                        CHECKFREE CORPORATION


                       By: /s/ Peter J. Kight
                           -----------------------------------------------------
                           Peter J. Kight, President and Chief Executive Officer



Adopted: September 15, 1997



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